Exhibit 99.1
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Corporation Reports Second Quarter 2010 EPS of $0.32 Per Share
Quarterly Highlights include:
•	45th consecutive quarter of profitability

•	Improved credit quality led by $13.5 million, or 10.98%, decline in nonperforming assets

•	Maintained healthy capital levels of 7.34%at June 30, 2010, supported by completion of $320 million capital raise and consistent internal capital generation

•	Continued successful execution of Chicago expansion strategy with Midwest Bank and Trust Company acquisition
          Akron, Ohio (July 27, 2010) — FirstMerit Corporation (Nasdaq: FMER) reported second quarter 2010 net income of $31.5 million, or $0.32 per diluted share. This compares with $18.8 million, or $0.21 per diluted share, for the first quarter 2010 and $15.5 million, or $0.13 per diluted share, for the second quarter 2009.
          Returns on average common equity (“ROE”) and average assets (“ROA”) for the second quarter 2010 were 9.61% and 0.94%, respectively, compared with 6.68% and 0.64% for the first quarter 2010 and 6.27% and 0.57% for the second quarter 2009.
          “Our solid performance in the second quarter reflects our commitment to sound and fundamental banking practices,” said Paul G. Greig, chairman, president and CEO of FirstMerit Corporation. “Through disciplined organic and acquisition-oriented strategies, continued diligence on expense management and focus on maintaining a fortified balance sheet we produced our 45th consecutive quarter of profitability and continue to build on our solid foundation of financial strength and stability.”
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FirstMerit Corporation Reports Second Quarter 2010 EPS Results / Page 2
          On May 14, 2010, the Corporation acquired, through its subsidiary FirstMerit Bank, N.A., the banking operations of Chicago-based Midwest Bank and Trust Company, the subsidiary bank of Midwest Banc Holdings, Inc. through a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”). The Illinois Department of Financial and Professional Regulation, Division of Banking, declared Midwest Bank and Trust closed on May 14, 2010 and appointed the FDIC as receiver. Including the effects of purchase accounting adjustments, FirstMerit Bank, N.A. acquired approximately $2.9 billion in assets and assumed $2.3 billion of the deposits of Midwest Bank and Trust Company. Midwest Bank had 26 branches located throughout the Chicago area.
          “Our acquisition strategy for entering the growing Chicago market is on schedule and going very well,” Greig said. “Not only did the Midwest Bank acquisition expand our scale in Chicago, both in balance sheet size and number of branches, it gives us a solid platform to reach our new customers where they live and work. We have successfully transitioned our First Bank and George Washington Savings Bank branches to the FirstMerit brand and look to convert the Midwest Bank branch network in September of this year.”
          Net interest margin was 4.04% for the second quarter of 2010 compared with 3.72% for the first quarter of 2010 and 3.56% for the second quarter of 2009. The addition of Midwest Bank and Trust’s balance sheet and the Corporation’s continued emphasis on core deposit gathering and shifting deposit mix away from higher-priced certificate of deposit products drove the expansion over both time periods.
          In connection with the Midwest Bank acquisition, FirstMerit Bank, N.A., entered into a loss sharing agreement with the FDIC that collectively covers $2.3 billion of assets including one-to four-family residential mortgage loans, commercial real estate and commercial and industrial loans, and other real estate. FirstMerit Bank N.A., acquired other Midwest Bank assets that are not covered by the loss sharing agreement with the FDIC including investment securities purchased at fair market value and other tangible assets. The FDIC will reimburse the Corporation for losses with respect to certain loans (“covered loans”) and other real estate owned (“OREO”) (collectively, “covered assets”).
          Average loans, not including covered loans, during the second quarter of 2010 increased $138.5 million, or 1.97%, compared with the first quarter of 2010 and decreased $85.8 million, or 1.18%, compared with the second quarter of 2009.
          The decline in average balances compared with the second quarter of 2009 reflects a reduced level of commercial and consumer credit demand and the focus on debt reduction by the Corporation’s business and retail customer base. At June 30, 2010, average covered loan balances including the indemnification asset were $1.3 billion.
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FirstMerit Corporation Reports Second Quarter 2010 EPS Results / Page 3
          Average deposits during the second quarter of 2010 increased $2.2 billion, or 26.43%, compared with the first quarter of 2010 and increased $2.9 billion, or 38.49%, compared with the second quarter of 2009. During the second quarter of 2010, the Corporation increased its average core deposits, which excludes time deposits, by $875.7 million, or 13.38%, compared with the first quarter of 2010, and $2.0 billion, or 38.08%, compared with the second quarter of 2009.
          Average investments during the second quarter of 2010 increased $381.7 million, or 13.08%, compared with the first quarter of 2010 and increased $565.4 million, or 20.68%, over the second quarter of 2009. Second quarter of 2010 average investments was impacted by $575.0 million of securities purchased late in the first quarter of 2010 as a result of the First Bank acquisition.
          Net interest income on a fully tax-equivalent (“FTE”) basis was $118.8 million in the second quarter 2010 compared with $92.3 million in the first quarter of 2010 and $88.8 million in the second quarter of 2009. Compared with the first quarter of 2010, average earning assets increased $1.7 billion, or 16.95%, and increased $1.8 billion, or 17.83%, compared to the second quarter of 2009. The addition of Midwest Bank and Trust’s earning asset base and the incremental margin expansion off those assets was a primary driver of the increases over both periods. Additionally, the Corporation continues to experience net interest margin expansion from successful execution of its core deposit gathering strategies.
          Noninterest income net of securities transactions for the second quarter of 2010 was $52.6 million, a decrease of $2.5 million, or 4.60%, from the first quarter of 2010 and an increase of $2.9 million, or 5.82%, from the second quarter of 2009.
          The primary changes in other income for the 2010 second quarter as compared to the second quarter of 2009 were as follows: trust income was $5.6 million, an increase of 2.50% primarily due to advances in the equity markets; service charges on deposits were $17.7 million, an increase of 11.88% due to an increase in new accounts; credit card fees were $12.2 million, an increase of 4.92% attributable to the improvement in the economy.
          Other income, net of securities gains, as a percentage of net revenue for the second quarter of 2010 was 30.67% compared with 37.37% for first quarter of 2010 and 35.87% for the second quarter of 2009. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.
          Noninterest expense for the second quarter of 2010 was $105.7 million, an increase of $11.7 million, or 12.46%, from the first quarter of 2010 and an increase of $15.2 million, or 16.74%, from the second quarter of 2009. For the three months ended June 30, 2010, increases in operating expenses compared to the second quarter of 2009 were primarily attributable to increased salary and benefits, and professional services. Onetime expenses associated with data processing conversions and related expenses for the acquisitions totaled $4.4 million.
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FirstMerit Corporation Reports Second Quarter 2010 EPS Results / Page 4
          During the second quarter of 2010, the Corporation reported an efficiency ratio of 61.30%, compared with 63.61% for the first quarter of 2010 and 65.34% for the second quarter of 2009.
          Net charge-offs totaled $20.3 million, or 1.18% of average loans, excluding covered loans, in the second quarter of 2010 compared with $22.8 million, or 1.36% of average loans, in the first quarter 2010 and $21.6 million, or 1.19% of average loans, in the second quarter of 2009.
          Nonperforming assets totaled $109.8 million at June 30, 2010, a decrease of $13.5 million compared with March 31, 2010 and an increase of $36.4 million compared with June 30, 2009. Nonperforming assets at June 30, 2010 represented 1.62% of period-end loans plus other real estate, excluding covered loans, compared with 1.80% at March 31, 2010 and 1.03% at June 30, 2009.
          The allowance for loan losses, excluding covered loans, totaled $118.3 million at June 30, 2010, an increase of $0.3 million from March 31, 2010. At June 30, 2010, the allowance for loan losses was 1.75% of period-end loans compared with 1.72% at March 31, 2010, and 1.68% at December 31, 2009. The allowance for credit losses is the sum of the allowance for loan losses, excluding covered loans, and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.84% of period-end loans, excluding covered loans, at June 30, 2010, compared with 1.82% at March 31, 2010 and 1.77% at December 31, 2009. The allowance for credit losses to nonperforming loans was 126.31% at June 30, 2010, compared with 110.80% at March 31, 2010 and 131.82% at December 31, 2009.
          The Corporation’s total assets at June 30, 2010 were $14.5 billion, an increase of $2.2 billion inclusive of intangible assets, or 17.85%, compared with March 31, 2010 and an increase of $3.8 billion, or 35.77%, compared with June 30, 2009. Total loans, excluding covered loans, did not significantly change compared with March 31, 2010 and June 30, 2009.
          Total deposits were $11.5 billion at June 30, 2010, an increase of $2.1 billion, or 22.89%, from March 31, 2010 and an increase of $4.1 billion, or 54.54%, from June 30, 2009. The increase over both periods was largely driven by the continuation of the Corporation’s expansion strategy in Chicago. Core deposits totaled $7.7 billion at June 30, 2010, an increase of $0.7 million, or 9.80%, from March 31, 2010 and an increase of $2.3 billion, or 42.90%, from June 30, 2009.
          Shareholders’ equity was $1.5 billion at June 30, 2010, compared with $1.2 billion at March 31, 2010 and $1.0 billion at June 30, 2009. The Corporation maintained a strong capital position as tangible common equity to assets was 7.34% at June 30, 2010, compared with 7.93% and 8.36% at March 31, 2010 and June 30, 2009, respectively. The common dividend per share paid in the second quarter 2010 was $0.16.
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FirstMerit Corporation Reports Second Quarter 2010 EPS Results / Page 5
          Mr. Greig said, “FirstMerit continues to maintain healthy capital levels and expects to generate additional internal capital over the next few quarters and will continue to seek to increase tangible capital ratios above those of peers and competitors. Building on this financial strength, we are working to enhance shareholder value.”
          On May 21, 2010, the Corporation announced that it closed and completed the sale of a total of 16,578,947 shares of common stock, no par value, to Credit Suisse Securities (USA) LLC, RBC Capital Market Corporation and Sandler O’Neil & Partners, L.P. at $19.00 per share in a public underwritten offering. The net proceeds from the offering were approximately $320.07 million after deducting underwriting discounts and commissions and the estimated expenses of the offering payable by the Corporation. The Corporation intends to use the net proceeds of the offering, which qualify as tangible common equity and Tier 1 capital, for general corporate purposes, including the contribution of all or substantially all of the net proceeds to the capital of FirstMerit Bank, N.A., which may use such amount for its general corporate purposes following the Midwest Bank acquisition.
Integration
          On July 10, 2010, FirstMerit successfully completed the operational and technical migration of George Washington Savings Bank which the Corporation acquired from the FDIC on February, 19 2010. FirstMerit expects to complete the conversion of Midwest Bank and Trust in September.
Second Quarter 2010 Conference Call
          FirstMerit Corporation senior management will host an earnings conference call today at 2:00 p.m. (Eastern Time) to provide an overview of second quarter 2010 results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 86358126. A replay of the conference call will be available at approximately 5:00 p.m. (Eastern Time) on July 27, 2010 through August 10, 2010 by dialing (800) 642-1687, and entering the PIN: 86358126.
About FirstMerit Corporation
          FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $14.5 billion as of June 30, 2010 and 206 banking offices and 224 ATMs in Ohio, Western Pennsylvania and the Chicago area. FirstMerit Corporation provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
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FirstMerit Corporation Reports Second Quarter 2010 EPS Results / Page 6
Subsequent Events
          The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the June 30, 2010 consolidated financial statements on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2010 and will adjust amounts preliminarily reported, if necessary.
Forward-Looking Statement
          This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
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FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights

	Quarters
(Unaudited)	2010	2010	2009	2009	2009
(Dollars in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

EARNINGS
Net interest income FTE (a)	$118,817	$92,348	$89,171	$89,079	$88,806
Provision for loan losses	20,633	25,493	29,960	23,887	26,521
Other income	53,209	55,091	52,701	51,567	50,845
Other expenses	105,723	94,013	94,885	84,165	90,564
FTE adjustment (a)	2,050	1,954	1,793	1,702	1,691
Net income	31,493	18,764	14,478	22,763	15,495
Diluted EPS (b)	0.32	0.21	0.17	0.27	0.13

PERFORMANCE RATIOS
Return on average assets (ROA)	0.94%	0.67%	0.54%	0.85%	0.57%
Return on average common equity (ROE)	9.61%	6.96%	5.38%	8.69%	6.27%
Net interest margin FTE (a)	4.04%	3.72%	3.64%	3.61%	3.56%
Efficiency ratio	61.30%	63.61%	67.74%	61.05%	65.34%
Number of full-time equivalent employees	3,095	2,723	2,495	2,522	2,540

MARKET DATA
Book value/common share	$13.87	$12.72	$12.25	$12.34	$11.99
Period-end common share mkt value	17.13	21.57	20.14	19.03	17.00
Market as a % of book	124%	170%	164%	154%	142%
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	48.48%	76.19%	94.12%	59.26%	123.08%
Average basic common shares (b)	98,968	87,771	86,149	85,872	84,123
Average diluted common shares (b)	98,969	87,777	86,157	85,880	84,131
Period end common shares	108,786	90,810	87,004	85,869	85,266
Common shares repurchased	46	115	35	13	61
Common stock market capitalization	$1,863,504	$1,958,772	$1,752,261	$1,634,087	$1,449,522

ASSET QUALITY (excluding acquired loans)
Gross charge-offs	$25,428	$26,195	$34,232	$21,819	$24,726
Net charge-offs	20,290	22,779	31,220	18,757	21,556
Allowance for loan losses	118,343	117,806	115,092	116,352	111,222
Reserve for unfunded lending commitments	6,812	6,337	5,751	4,470	6,054
Nonperforming assets (NPAs) (c)	109,781	123,320	101,001	88,881	73,351
Net charge-offs/average loans ratio (c)	1.18%	1.36%	1.79%	1.05%	1.19%
Allowance for loan losses/period-end loans (c)	1.75%	1.72%	1.68%	1.66%	1.56%
Allowance for credit losses/period-end loans (c)	1.84%	1.82%	1.77%	1.72%	1.64%
NPAs/loans and other real estate (c)	1.62%	1.80%	1.48%	1.26%	1.03%
Allowance for loan losses/nonperforming loans	119.43%	105.14%	125.55%	147.60%	175.17%
Allowance for credit losses/nonperforming loans	126.31%	110.80%	131.82%	153.27%	184.71%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	7.34%	7.93%	8.89%	8.65%	8.36%
Average equity to assets	9.76%	9.63%	10.11%	9.77%	9.37%
Average equity to total loans (d)	15.91%	15.39%	15.37%	14.72%	14.07%
Average total loans to deposits	78.32%	85.18%	93.94%	95.57%	95.17%

AVERAGE BALANCES
Assets	$13,472,179	$11,357,110	$10,559,231	$10,629,359	$10,884,228
Deposits	10,545,482	8,340,796	7,397,592	7,384,507	7,614,826
Loans, excluding acquired loans (d)	6,810,582	6,812,647	6,932,566	7,057,021	7,246,752
Acquired loans, including covered loans (d)	1,449,140	291,651	16,419	—	—
Earning assets	11,784,967	10,076,565	9,714,193	9,802,810	10,001,266
Shareholders’ equity	1,314,249	1,093,568	1,068,013	1,038,824	1,019,628

ENDING BALANCES
Assets	$14,522,825	$12,323,448	$10,539,902	$10,761,355	$10,696,962
Deposits	11,515,171	9,370,009	7,515,796	7,271,274	7,451,220
Loans, excluding acquired loans (d)	6,779,941	6,836,451	6,835,425	7,029,648	7,145,146
Acquired loans, including covered loans (d)	2,288,402	533,888	88,064	—	—
Goodwill	465,648	187,945	139,598	139,245	139,245
Intangible assets	12,422	5,659	1,158	1,143	1,229
Earning assets	12,697,914	10,791,443	9,685,155	9,793,244	9,869,183
Total shareholders’ equity	1,508,719	1,155,353	1,065,627	1,059,209	1,022,647

NOTES:

(a) -	Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b) -	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

(c) -	As required by current accounting guidance, the acquired loans and other real estate from First Bank, George Washington Savings Bank and Midwest Bank & Trust Company were recorded at fair value with no carryover of the related allowances. The ratio of our allowance for loan and credit losses and NPAs do not include these loans and other real estate.

(d) -	Excludes loss share receivable

PART I – FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30,	December 31,	June 30,
(Unaudited, except December 31, 2009, which is derived from the audited financial statements)	2010	2009	2009
ASSETS
Cash and due from banks	$620,515	$161,033	$156,590
Investment securities
Held-to-maturity	65,160	50,686	27,549
Available-for-sale	3,068,614	2,565,264	2,546,939
Other investments	160,222	128,888	128,769
Loans held for sale	24,733	16,828	20,780
Noncovered loans:
Commercial loans	4,335,392	4,066,522	4,181,857
Mortgage loans	430,550	463,416	503,890
Installment loans	1,370,400	1,425,373	1,497,211
Home equity loans	762,288	753,112	754,110
Credit card loans	146,253	153,525	148,104
Leases	58,555	61,541	59,974

Total noncovered loans	7,103,438	6,923,489	7,145,146
Covered loans (includes loss share receivable of $311 million)	2,275,747	—	—

Total loans	9,379,185	6,923,489	7,145,146
Less: allowance for loan losses	(118,343)	(115,092)	(111,222)

Net loans	9,260,842	6,808,397	7,033,924
Premises and equipment, net	169,563	125,205	127,284
Goodwill	465,648	139,598	139,245
Intangible assets	12,422	1,158	1,229
Other real estate covered by FDIC loss share	50,460	—	—
Accrued interest receivable and other assets	624,646	542,845	514,653

Total assets	$14,522,825	$10,539,902	$10,696,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$2,621,994	$2,069,921	1,885,087
Demand-interest bearing	718,891	677,448	648,132
Savings and money market accounts	4,353,579	3,408,109	2,851,236
Certificates and other time deposits	3,820,707	1,360,318	2,066,765

Total deposits	11,515,171	7,515,796	7,451,220

Federal funds purchased and securities sold under agreements to repurchase	744,055	996,345	1,069,945
Wholesale borrowings	474,963	740,105	924,438
Accrued taxes, expenses, and other liabilities	279,917	222,029	228,712

Total liabilities	13,014,106	9,474,275	9,674,315

Commitments and contingencies Shareholders’ equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value: authorized 300,000,000 shares; issued 115,121,731, 93,633,871 and 92,026,350 at June 30, 2010, December 31, 2009 and June 30, 2009, respectively	127,937	127,937	127,937
Capital surplus	483,958	88,573	45,674
Accumulated other comprehensive loss	(4,517)	(25,459)	(33,431)
Retained earnings	1,062,792	1,043,625	1,055,283
Treasury stock, at cost, 6,335,809, 6,629,995 and 6,760,676 shares at June 30, 2010, December 31, 2009 and June 30, 2009, respectively	(161,451)	(169,049)	(172,816)

Total shareholders’ equity	1,508,719	1,065,627	1,022,647

Total liabilities and shareholders’ equity	$14,522,825	$10,539,902	$10,696,962

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2010	2010	2009	2009	2009
ASSETS
Cash and due from banks	$710,981	$521,666	$167,608	$159,985	$194,381
Investment securities
Held-to-maturity	64,650	56,322	43,228	32,017	28,821
Available-for-sale	3,088,011	2,731,639	2,577,759	2,568,348	2,576,994
Other investments	146,620	129,658	128,214	128,067	128,056
Loans held for sale	18,827	14,538	16,007	17,357	20,643
Noncovered loans:
Commercial loans	4,376,059	4,197,663	4,058,851	4,105,778	4,263,114
Mortgage loans	438,243	454,525	472,829	492,089	513,982
Installment loans	1,377,748	1,402,552	1,449,091	1,492,019	1,512,929
Home equity loans	763,943	757,094	756,478	758,353	749,097
Credit card loans	145,880	150,117	151,233	149,460	146,589
Leases	59,049	60,430	60,503	59,322	61,041

Total noncovered loans	7,160,922	7,022,381	6,948,985	7,057,021	7,246,752
Covered loans and loss share receivable	1,305,937	122,027	—	—	—

Total loans	8,466,859	7,144,408	6,948,985	7,057,021	7,246,752
Less: allowance for loan losses	116,639	115,031	113,438	111,073	104,864

Net loans	8,350,220	7,029,377	6,835,547	6,945,948	7,141,888
Total earning assets	11,784,967	10,076,565	9,714,193	9,802,810	10,001,266
Premises and equipment, net	167,006	141,405	126,073	127,096	129,433
Accrued interest receivable and other assets	925,864	732,505	664,795	650,541	664,012

TOTAL ASSETS	$13,472,179	$11,357,110	$10,559,231	$10,629,359	$10,884,228

LIABILITIES
Deposits:
Demand-non-interest bearing	$2,492,539	$2,146,969	$2,028,977	$1,947,359	$1,891,792
Demand-interest bearing	698,261	687,233	651,381	647,712	671,235
Savings and money market accounts	4,228,323	3,709,246	3,175,825	2,916,980	2,810,155
Certificates and other time deposits	3,126,359	1,797,348	1,541,409	1,872,456	2,241,644

Total deposits	10,545,482	8,340,796	7,397,592	7,384,507	7,614,826

Federal funds purchased and securities sold under agreements to repurchase	843,652	951,927	1,076,199	1,087,875	945,178
Wholesale borrowings	526,926	708,414	762,023	883,377	1,019,786

Total funds	11,916,060	10,001,137	9,235,814	9,355,759	9,579,790
Accrued taxes, expenses and other liabilities	241,870	262,405	255,404	234,776	284,810

Total liabilities	12,157,930	10,263,542	9,491,218	9,590,535	9,864,600

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	27,850
Common stock	127,937	127,937	127,937	127,937	127,937
Common stock warrant	—	—	—	—	2,820
Capital surplus	307,929	106,350	74,213	55,732	63,457
Accumulated other comprehensive loss	(15,913)	(20,593)	(9,266)	(26,793)	(35,569)
Retained earnings	1,057,754	1,049,774	1,047,097	1,050,359	1,056,739
Treasury stock	(163,458)	(169,900)	(171,968)	(168,411)	(223,606)

Total shareholders’ equity	1,314,249	1,093,568	1,068,013	1,038,824	1,019,628

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,472,179	$11,357,110	$10,559,231	$10,629,359	$10,884,228

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited) Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Year ended			Three months ended
	June 30, 2010			December 31, 2009			June 30, 2009
FIRSTMERIT CORPORATION AND SUBSIDIARIES	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Cash and due from banks	$710,981			$183,215			$194,381
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,736,884	23,462	3.44%	2,222,771	97,871	4.40%	2,205,221	24,455	4.45%
Obligations of states and political subdivisions (tax exempt)	349,424	5,184	5.95%	321,919	19,718	6.13%	316,703	4,910	6.22%
Other securities and federal funds sold	212,973	2,139	4.03%	204,272	8,394	4.11%	211,947	2,204	4.17%

Total investment securities and federal funds sold	3,299,281	30,785	3.74%	2,748,962	125,983	4.58%	2,733,871	31,569	4.63%

Loans held for sale	18,827	239	5.09%	19,289	1,032	5.35%	20,643	277	5.38%
Noncovered loans, covered loans and loss share receivable	8,466,859	109,840	5.20%	7,156,983	339,381	4.74%	7,246,752	86,004	4.76%

Total earning assets	11,784,967	140,864	4.79%	9,925,234	466,396	4.70%	10,001,266	117,850	4.73%
Allowance for loan losses	(116,639)			(108,017)			(104,864)
Other assets	1,092,870			793,062			793,445

Total assets	$13,472,179			$10,793,494			$10,884,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$2,492,539	—	—	$1,910,171	—	—	$1,891,792	—	—
Demand — interest bearing	698,261	149	0.09%	656,367	600	0.09%	671,235	159	0.10%
Savings and money market accounts	4,228,323	7,873	0.75%	2,886,842	23,472	0.81%	2,810,155	5,452	0.78%
Certificates and other time deposits	3,126,359	9,510	1.22%	2,056,208	54,610	2.66%	2,241,644	15,325	2.74%

Total deposits	10,545,482	17,532	0.67%	7,509,588	78,682	1.05%	7,614,826	20,936	1.10%

Securities sold under agreements to repurchase	843,652	1,404	0.67%	1,013,167	4,764	0.47%	945,178	1,211	0.51%
Wholesale borrowings	526,926	3,111	2.37%	952,979	27,317	2.87%	1,019,786	6,897	2.71%

Total interest bearing liabilities	9,423,521	22,047	0.94%	7,565,563	110,763	1.46%	7,687,998	29,044	1.52%

Other liabilities	241,870			267,835			284,810

Shareholders’ equity	1,314,249			1,049,925			1,019,628

Total liabilities and shareholders’ equity	$13,472,179			$10,793,494			$10,884,228

Net yield on earning assets	$11,784,967	118,817	4.04%	$9,925,234	355,633	3.58%	$10,001,266	88,806	3.56%

Interest rate spread			3.85%			3.24%			3.21%

Note:	Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.

Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Quarters ended		Six months ended
(Unaudited)	June 30,		June 30,
(In thousands except per share data)	2010	2009	2010	2009
Interest income:
Interest and fees on loans, including held for sale	$110,319	$86,247	193,469	174,046
Investment securities
Taxable	25,602	26,659	50,472	54,954
Tax-exempt	3,288	3,253	6,627	6,515

Total investment securities interest	28,890	29,912	57,099	61,469
Other earning assets	(395)	—	100	—

Total interest income	138,814	116,159	250,668	235,515

Interest expense:
Interest on deposits:
Demand-interest bearing	149	159	301	314
Savings and money market accounts	7,873	5,452	15,474	10,829
Certificates and other time deposits	9,510	15,325	15,916	33,913
Interest on securities sold under agreements to repurchase	1,404	1,211	2,531	2,210
Interest on wholesale borrowings	3,111	6,897	9,285	14,240

Total interest expense	22,047	29,044	43,507	61,506

Net interest income	116,767	87,115	207,161	174,009
Provision for loan losses	20,633	26,521	46,126	44,586

Net interest income after provision for loan losses	96,134	60,594	161,035	129,423

Other income:
Trust department income	5,574	5,438	10,855	10,228
Service charges on deposits	17,737	15,853	33,103	30,016
Credit card fees	12,242	11,668	23,800	22,752
ATM and other service fees	2,844	2,839	5,353	5,445
Bank owned life insurance income	2,886	2,985	8,538	6,000
Investment services and insurance	2,535	2,270	4,463	5,188
Investment securities gains, net	651	1,178	651	1,178
Loan sales and servicing income	2,975	3,791	6,212	6,126
Gain on George Washington acquistion	—	—	6,232	—
Gain on post medical retirement curtailment	—	—	—	9,543
Other operating income	5,765	4,823	9,093	9,557

Total other income	53,209	50,845	108,300	106,033

Other expenses:
Salaries, wages, pension and employee benefits	51,899	44,125	100,055	86,807
Net occupancy expense	7,680	5,858	14,820	12,729
Equipment expense	6,735	6,212	12,785	12,009
Stationery, supplies and postage	2,696	2,051	5,389	4,326
Bankcard, loan processing and other costs	7,663	7,862	15,481	15,704
Professional services	7,845	2,856	13,082	6,336
Amortization of intangibles	669	87	903	174
FDIC expense	4,416	8,496	8,181	11,052
Other operating expense	16,120	13,017	29,040	24,630

Total other expenses	105,723	90,564	199,736	173,767

Income before federal income tax expense	43,620	20,875	69,599	61,689
Federal income tax expense	12,127	5,380	19,342	16,760

Net income	$31,493	$15,495	50,257	44,929

Other comprehensive income, net of taxes
Unrealized securities’ holding gain, net of taxes	$16,889	$6,246	21,365	22,063
Unrealized hedging loss, net of taxes	—	—	—	(94)
Less: reclassification adjustment for securities’ gain realized in income, net of taxes	423	766	423	766
Minimum pension liability adjustment, net of taxes	—	(277)	—	(554)

Total other comprehensive gain, net of taxes	16,466	5,203	20,942	20,649

Comprehensive income	$47,959	$20,698	71,199	65,578

Net income applicable to common shares	$31,493	$10,995	50,257	38,558

Net income used in diluted EPS calculation	$31,493	$10,995	50,257	38,558

Weighted average number of common shares outstanding — basic *	98,968	84,123	93,400	83,323

Weighted average number of common shares outstanding — diluted *	98,969	84,131	93,403	83,331

Basic earnings per share *	$0.32	$0.13	0.54	0.46

Diluted earnings per share *	$0.32	$0.13	0.54	0.46

Dividend per share	$0.16	$0.16	0.32	0.45

*	Average outstanding shares and per share data as of June 30, 2009 are restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

	Quarterly Results
(Unaudited)	2010	2010	2009	2009	2009
(Dollars in thousands, except share data)	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest and fees on loans, including held for sale	$110,319	$83,150	$81,907	$84,283	$86,247
Interest and dividends — securities and federal funds sold	28,890	28,209	28,434	29,388	29,912
Other earning assets	(395)	495	—	—	—

Total interest income	138,814	111,854	110,341	113,671	116,159

Interest on deposits:
Demand-interest bearing	149	152	149	137	159
Savings and money market accounts	7,873	7,601	6,880	5,763	5,452
Certificates and other time deposits	9,510	6,406	8,413	12,284	15,325
Securities sold under agreements to repurchase	1,404	1,127	1,268	1,286	1,211
Wholesale borrowings	3,111	6,174	6,253	6,824	6,897

Total interest expense	22,047	21,460	22,963	26,294	29,044

Net interest income	116,767	90,394	87,378	87,377	87,115
Provision for loan losses	20,633	25,493	29,960	23,887	26,521

Net interest income after provision for loan losses	96,134	64,901	57,418	63,490	60,594

Other income:
Trust department income	5,574	5,281	5,374	5,081	5,438
Service charges on deposits	17,737	15,366	16,568	16,782	15,853
Credit card fees	12,242	11,558	12,049	11,711	11,668
ATM and other service fees	2,844	2,509	2,730	2,935	2,839
Bank owned life insurance income	2,886	5,652	4,524	3,216	2,985
Investment services and insurance	2,535	1,928	2,322	2,498	2,270
Investment securities gains, net	651	—	1,934	2,925	1,178
Loan sales and servicing income	2,975	3,237	2,947	3,881	3,791
Gain on George Washington acquisition	—	6,232	—	—	—
Other operating income	5,765	3,328	4,253	2,538	4,823

Total other income	53,209	55,091	52,701	51,567	50,845

Other expenses:
Salaries, wages, pension and employee benefits	51,899	48,156	45,748	43,351	44,125
Net occupancy expense	7,680	7,140	5,631	5,739	5,858
Equipment expense	6,735	6,050	6,445	5,847	6,212
Stationery, supplies and postage	2,696	2,693	2,414	2,167	2,051
Bankcard, loan processing and other costs	7,663	7,818	8,215	7,548	7,862
Professional services	7,845	5,237	6,098	3,980	2,856
Amortization of intangibles	669	234	87	86	87
FDIC expense	4,416	3,765	3,160	2,298	8,496
Other operating expense	16,120	12,920	17,087	13,149	13,017

Total other expenses	105,723	94,013	94,885	84,165	90,564

Income before income tax expense	43,620	25,979	15,234	30,892	20,875
Federal income taxes	12,127	7,215	756	8,129	5,380

Net income	$31,493	$18,764	$14,478	$22,763	$15,495

Other comprehensive income (loss), net of taxes	16,466	4,476	(18,022)	25,994	5,203

Comprehensive income	$47,959	$23,240	$(3,544)	$48,757	$20,698

Net income applicable to common shares	$31,493	$18,764	$14,478	$22,763	$10,995

Adjusted net income used in diluted EPS calculation	$31,493	$18,764	$14,478	$22,763	$10,995

Weighted-average common shares — basic *	98,968	87,771	86,149	85,872	84,123

Weighted-average common shares — diluted *	98,969	87,777	86,157	85,880	84,131

Basic net income per share *	$0.32	$0.21	$0.17	$0.27	$0.13

Diluted net income per share *	$0.32	$0.21	$0.17	$0.27	$0.13

*	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION

(Unaudited, except December 31, 2009 annual period which
is derived from the audited financial statements)
(Dollars in thousands, except ratios)

	Quarterly Periods					Annual Period
	June 30	Mar 31	Dec 31	Sept 30	Jun 30	Dec 31
	2010	2010	2009	2009	2009	2009
Allowance for Credit Losses

Allowance for loan losses, beginning of period	$117,806	$115,092	$116,352	$111,222	$106,257	$103,757
Provision for loan losses	20,633	25,493	29,960	23,887	26,521	98,433
Change in loss share receivable	194	—	—	—	—	—
Charge-offs	25,428	26,195	34,232	21,819	24,726	99,713
Recoveries	5,138	3,416	3,012	3,062	3,170	12,615

Net charge-offs	20,290	22,779	31,220	18,757	21,556	87,098

Allowance for loan losses, end of period	$118,343	$117,806	$115,092	$116,352	$111,222	$115,092

Reserve for unfunded lending commitments, beginning of period	$6,337	$5,751	$4,470	$6,054	$6,019	$6,588
Provision for credit losses	475	586	1,281	(1,584)	35	(837)

Reserve for unfunded lending commitments, end of period	$6,812	$6,337	$5,751	$4,470	$6,054	$5,751

Allowance for Credit Losses	$125,155	$124,143	$120,843	$120,822	$117,276	$120,843

Ratios (a)

Provision for loan losses as a % of average loans	1.22%	1.52%	1.71%	1.34%	1.47%	1.38%
Provision for credit losses as a % of average loans	0.03%	0.03%	0.07%	-0.09%	0.00%	-0.01%
Net charge-offs as a % of average loans	1.18%	1.36%	1.79%	1.05%	1.19%	1.22%
Allowance for loan losses as a % of period-end loans	1.75%	1.72%	1.68%	1.66%	1.56%	1.58%
Allowance for credit losses as a % of period-end loans	1.84%	1.82%	1.77%	1.72%	1.64%	1.66%
Allowance for loan losses as a % of nonperforming loans	119.43%	105.14%	125.55%	147.60%	175.17%	125.55%
Allowance for credit losses as a % of nonperforming loans	126.31%	110.80%	131.82%	153.27%	184.71%	131.82%

Asset Quality (a)

Impaired loans:
Nonaccrual	$84,535	$94,798	$74,033	$63,357	$48,563	$74,033
Other nonperforming loans:
Nonaccrual	14,394	17,245	17,639	15,474	14,929	17,639

Total nonperforming loans	98,929	112,043	91,672	78,831	63,492	91,672

Other real estate (“ORE”)	10,852	11,277	9,329	10,050	9,859	9,329

Total nonperforming assets (“NPAs”)	$109,781	$123,320	$101,001	$88,881	$73,351	$101,001

NPAs as % of period-end loans + ORE	1.62%	1.80%	1.48%	1.26%	1.03%	1.39%

Past due 90 days or more & accruing interest	$36,932	$21,099	$35,025	$27,764	$22,129	$35,025

(a)	Excludes acquired loans and loss share receivable with a period end balance of $2.6 billion and $.6 million at June 30,2010 and March 31, 2010, respectively, and ORE covered by an FDIC loss share with a period end balance of $50.5 million and $22.8 million at June 30, 2010 and March 31, 2010, respectively, which, as required by current accounting guidance, were recorded at fair value on the date of acquistion.

FIRSTMERIT CORPORATION
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL
(Unaudited)
(Dollars in thousands)

	2010	2010	2009	2009	2009
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
QUARTERLY OTHER INCOME DETAIL

Trust department income	$5,574	$5,281	$5,374	$5,081	$5,438
Service charges on deposits	17,737	15,366	16,568	16,782	15,853
Credit card fees	12,242	11,558	12,049	11,711	11,668
ATM and other service fees	2,844	2,509	2,730	2,935	2,839
Bank owned life insurance income	2,886	5,652	4,524	3,216	2,985
Investment services and insurance	2,535	1,928	2,322	2,498	2,270
Investment securities gains, net	651	—	1,934	2,925	1,178
Loan sales and servicing income	2,975	3,237	2,947	3,881	3,791
Gain on George Washington acquisition	—	6,232	—	—	—
Other operating income	5,765	3,328	4,253	2,538	4,823

Total Other Income	$53,209	$55,091	$52,701	$51,567	$50,845

	2010	2010	2009	2009	2009
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
QUARTERLY OTHER EXPENSES DETAIL

Salaries, wages, pension and employee benefits	$51,899	$48,156	$45,748	$43,351	$44,125
Net occupancy expense	7,680	7,140	5,631	5,739	5,858
Equipment expense	6,735	6,050	6,445	5,847	6,212
Taxes, other than federal income taxes	2,236	1,938	1,593	1,646	1,631
Stationery, supplies and postage	2,696	2,693	2,414	2,167	2,051
Bankcard, loan processing and other costs	7,663	7,818	8,215	7,548	7,862
Advertising	2,407	1,592	1,510	1,635	1,887
Professional services	7,845	5,237	6,098	3,980	2,856
Telephone	1,267	1,133	1,039	1,010	997
Amortization of intangibles	669	234	87	86	87
Hedge termination	—	—	3,877	—	—
FDIC expense	4,416	3,765	3,160	2,298	8,496
Other operating expense	10,210	8,257	9,068	8,858	8,502

Total Other Expenses	$105,723	$94,013	$94,885	$84,165	$90,564

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

(Unaudited)
(Dollars in thousands)	Quarters ended		Year ended	Six months ended
	June 30,		December 31,	June 30,
	2010	2009	2009	2010	2009
Allowance for loan losses — beginning of period	$117,806	$106,257	$103,757	$115,092	$103,757
Loans charged off:
Commercial	7,183	10,130	39,685	16,078	14,684
Mortgage	1,395	1,315	4,960	3,041	2,238
Installment	8,430	7,487	31,622	17,235	15,925
Home equity	2,761	1,497	7,200	4,831	3,032
Credit cards	4,010	3,696	13,558	8,178	6,663
Leases	617	3	97	637	3
Overdrafts	812	598	2,591	1,403	1,117
Covered loans	220	—	—	220	—

Total	25,428	24,726	99,713	51,623	43,662

Recoveries:
Commercial	430	207	890	802	431
Mortgage	38	193	270	63	219
Installment	3,081	2,022	8,329	5,098	4,423
Home equity	444	111	494	701	196
Credit cards	608	388	1,710	1,081	775
Manufactured housing	55	32	171	86	85
Leases	229	42	57	238	47
Overdrafts	253	175	694	485	365
Covered loans	—	—	—	—	—

Total	5,138	3,170	12,615	8,554	6,541

Net charge-offs	20,290	21,556	87,098	43,069	37,121
Provision for loan losses	20,633	26,521	98,433	46,126	44,586
Change in loss share receivable	194	—	—	194	—

Allowance for loan losses — end of period	$118,343	$111,222	$115,092	$118,343	$111,222

Average loans (a)	$6,810,582	$7,246,752	$7,152,845	$6,810,923	$7,313,516

Ratio to average loans (a):
(Annualized) net charge-offs	1.18%	1.19%	1.22%	1.27%	1.02%

Provision for loan losses	1.22%	1.47%	1.38%	1.37%	1.23%

Loans, period-end (excluding acquired loans) (a)	$6,779,941	$7,145,146	$6,835,425	$6,779,941	$7,145,146

Allowance for credit losses (a):	$125,155	$117,276	$120,843	$125,155	$117,276

As a multiple of (annualized) net charge-offs	1.55	1.36	1.39	1.45	1.57

Allowance for loan losses (a):
As a percent of period-end loans	1.75%	1.56%	1.68%	1.75%	1.56%

As a multiple of (annualized) net charge-offs	1.47	1.29	1.32	1.37	1.49

(a)	Excludes acquired losses and loss share receivable.